Exhibit 99.1

Shenae Osborn

November 12, 2014

Board of Directors
Classic Rules Judo Championships, Inc.

Gentlemen:

I hereby resign my position as Director and all other position to which I have been assigned, regardless of whether I served in such capacity, of the Company, effective at 11:59 A.M., November 12, 2014.  The resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Sincerely,

/s/Shenae Osborn
Shenae Osborn